UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2016

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 668-4107

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2016, Greatbatch, Inc., a Delaware corporation (together with its subsidiaries, “Greatbatch”), completed the previously announced spin-off (the “Spin-off”) of Nuvectra Corporation, a Delaware corporation that was formerly a Delaware limited liability company known as QiG Group, LLC (“Nuvectra” or the “Company”). The Spin-off was accomplished by the distribution of all Nuvectra’s issued and outstanding shares of common stock to Greatbatch’s stockholders on the basis of one share of Nuvectra common stock for every three shares of Greatbatch common stock held on March 7, 2016, the record date of the distribution.

In connection with the Spin-off, Nuvectra and its subsidiaries (i) entered into several agreements with Greatbatch that, among other things, set forth the terms and conditions of the Spin-off and provide a framework for Nuvectra’s relationship with Greatbatch after the Spin-off, and (ii) entered into several agreements to support Nuvectra as an independent public company (clauses (i) and (ii) collectively, the “Transaction Agreements”). The Transaction Agreements include the following:

●	Separation and Distribution Agreement;
●	Transition Services Agreement;
●	Tax Matters Agreement;
●	Employee Matters Agreement;
●	Supply Agreement;
●	Product Component Agreement;
●	Unrestricted License;
●	Restricted License;
●	NeuroNexus License;
●	Sublease Agreement;
●	Office Lease;
●	Loan Agreement;
●	Warrants;
●	Director Indemnification Agreements;
●	Officer Indemnification Agreements;
●	Equity Incentive Plan; and
●	Form of Award Agreements for grants under the Equity Incentive Plan.

A summary of certain provisions of some of the Transaction Agreements can be found in Nuvectra’s Information Statement, dated March 2, 2016 (the “Information Statement”), which is included in this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1. These summaries are incorporated by reference into this Item 1.01 and Item 5.02 below as if restated in full. Descriptions of the Transaction Agreements are also included in this Current Report.

Separation and Distribution Agreement

On March 14, 2016, the Company entered into a Separation and Distribution Agreement with Greatbatch that sets forth the agreements between the Company and Greatbatch regarding the principal transactions necessary to effect the separation of the Company from Greatbatch (the “Separation and Distribution Agreement”). It also sets forth other agreements that govern certain aspects of the Company’s ongoing relationship with Greatbatch after the completion of the Spin-off.

The Separation and Distribution Agreement generally provides that the Company directly or indirectly holds:

●

all of the assets previously owned by Greatbatch or any of its subsidiaries which are reflected on the Company’s most recent unaudited condensed combined pro forma balance sheet set forth in the Information Statement, or subsequently acquired or created assets that would have been reflected on a later-dated balance sheet; and

●	all of the assets that are expressly contributed or transferred to the Company pursuant to the Separation and Distribution Agreement or other agreements with Greatbatch;

and that the Company is subject to:

●

all outstanding liabilities reflected on the Company’s most recent unaudited condensed combined pro forma balance sheet set forth in the Information Statement, or subsequently-incurred or accrued liabilities that would have been reflected on a later-dated balance sheet;

●

liabilities to the extent relating to, arising out of, or resulting from the Company’s business on or prior to the Spin-off, or any assets owned by the Company or any of its subsidiaries as of or after the Spin-off; and

●	liabilities the Company assumed under the Separation and Distribution Agreement or other Transaction Agreements.

Except as set forth in the Separation and Distribution Agreement, the assets were transferred on an “as is, where is” basis. As a result, Nuvectra and Greatbatch each bear the economic and legal risks that any conveyances of capital stock or assets were insufficient to vest good and marketable title to such capital stock or assets, as the case may be, in the party who should have title under the Separation and Distribution Agreement.

Prior to the completion of the Spin-off, Greatbatch made a cash capital contribution of $75.0 million to Nuvectra for general corporate purposes, including funding operations after the Spin-off.

Nuvectra is responsible for obtaining and maintaining its own insurance coverage at its cost. Additionally, with respect to certain claims arising prior to the Spin-off, the Company may seek coverage under specified Greatbatch third-party insurance policies to the extent that coverage may be available to Nuvectra.

Subject to confidentiality provisions and other restrictions, Nuvectra and Greatbatch will each provide the other party any information in its possession that can be retrieved without unreasonable disruption to its business and that the requesting party reasonably needs (i) to comply with requirements imposed on the requesting party by a governmental authority, (ii) for use in any judicial, regulatory or other proceeding or investigation, in satisfying audit requirements, or in connection with any accounting, insurance claim, regulatory, litigation or other similar requirement, (iii) so the requesting party can comply with its obligations under the Separation and Distribution Agreement or other Transaction Agreements or (iv) for any other significant business need as mutually determined in good faith by the parties.

In general, Nuvectra will indemnify Greatbatch and its affiliates, stockholders, directors, officers, agents or employees against liabilities to the extent relating to, arising out of or resulting from:

●	the Company’s failure to pay, perform or otherwise discharge any of the Company’s liabilities or any of the Company’s agreements;
●	the operation of the Company’s business, whether before or after the Spin-off;
●	any of the Company’s assets or the Company’s liabilities (including assets and liabilities transferred to the Company in connection with the Spin-off), whether before or after the Spin-off;
●	any breach by the Company of any provision of the Separation and Distribution Agreement or any other Transaction Agreement, subject to any limitation of liability provision set forth therein; and
●

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the Information Statement, solely with respect to information provided by Nuvectra to Greatbatch in writing for inclusion in the Information Statement.

In general, Greatbatch will indemnify the Company and its affiliates, stockholders, directors, officers, agents or employees against liabilities to the extent relating to, arising out of or resulting from:

●	the failure of Greatbatch to pay, perform or otherwise discharge any liability of Greatbatch;
●	the operation of Greatbatch’s business (other than Nuvectra’s business), whether before or after the Spin-off;
●	any of Greatbatch’s assets or Greatbatch’s liabilities, whether before or after the Spin-off;
●	any breach by Greatbatch of any provision of the Separation and Distribution Agreement or any other Transaction Agreement, subject to any limitation of liability provision set forth therein; and
●

any untrue statement or alleged untrue statement of a material fact or material omission or alleged material omission in the Information Statement, only for certain information relating to or provided by Greatbatch.

The Company generally released Greatbatch and its affiliates, agents, successors and assigns, and Greatbatch generally released the Company and its affiliates, agents, successors and assigns, from any liabilities between the Company or its subsidiaries on the one hand, and Greatbatch or its subsidiaries on the other hand, existing or arising from acts or events occurring on or before the Spin-off, including acts or events occurring in connection with the Spin-off. The general release does not apply to certain obligations, including obligations arising under the Separation and Distribution Agreement or any other Transaction Agreement between the parties.

Any indemnity payment will be net of insurance proceeds and net of taxes. With respect to any indemnity claim for which it is reasonably likely that Nuvectra has a right of recovery under an insurance plan maintained by Greatbatch, then prior to asserting such indemnity claim, the Company must seek recovery from insurance.

The foregoing description of the Separation and Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated by reference into this Item 1.01.

Transition Services Agreement

On March 14, 2016, Nuvectra and Greatbatch entered into a Transition Services Agreement pursuant to which Greatbatch will provide or make available to Nuvectra various general corporate administrative services (the “Transition Services Agreement”). Generally, these services will be provided for two years. The Company may terminate the provision of any service being provided by Greatbatch prior to the scheduled termination date upon at least 30 days’ prior written notice. The services Greatbatch will provide Nuvectra include (i) human resource services, (ii) information technology services, (iii) legal support services, (iv) tax services, (v) accounting services, (vi) treasury services, and (vii) other support services specified in the Transition Services Agreement.

Nuvectra will pay Greatbatch fees in consideration for providing these services. The charge for such services is generally intended to allow Greatbatch to recover its direct and indirect costs and expenses incurred in providing these services. Any incremental third party costs incurred by Greatbatch directly related to providing any of these services will be directly reimbursed by the Company.

The personnel performing services for Nuvectra under the Transition Services Agreement will be employees and independent contractors of Greatbatch and will not be under the Company’s direction or control.

The Transition Services Agreement also contains customary indemnification and confidentiality provisions. If Greatbatch breaches its obligations to Nuvectra under the Transition Services Agreement, the Company may be unable to recover the full amount of damages it may incur because the damages payable by Greatbatch under the Transition Services Agreement are capped at a maximum of $750,000 in the aggregate.

The foregoing description of the Transition Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Tax Matters Agreement

On March 14, 2016, Nuvectra and Greatbatch entered into a Tax Matters Agreement which governs the Company’s and Greatbatch’s respective rights, responsibilities, and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Spin-off or certain related transactions to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes (the “Tax Matters Agreement”).

Nuvectra is liable for and will indemnify Greatbatch against all taxes attributable to the Company’s business and will be allocated all tax benefits attributable to such business. Greatbatch generally is liable for, and will indemnify Nuvectra against, all taxes attributable to its other businesses and will be allocated all tax benefits attributable to such other businesses.

Greatbatch generally is responsible for preparing and filing all tax returns that contain both (i) taxes or tax benefits allocable to Greatbatch and (ii) taxes or tax benefits allocable to Nuvectra. Greatbatch generally is responsible for preparing and filing all tax returns that include only taxes or tax benefits allocable to Greatbatch, and Nuvectra generally is responsible for preparing and filing all tax returns that include only taxes or tax benefits allocable to Nuvectra. However, Nuvectra and Greatbatch will not be permitted to take a position on any such tax return that is inconsistent with the Company’s or Greatbatch’s past practice, as applicable, or that would adversely affect the other party without such other party’s prior written consent.

The party responsible for preparing and filing a tax return generally will also have the authority to control all tax proceedings, including tax audits, involving any taxes or adjustment to taxes reported on such tax return. In regard to any joint returns prepared by Greatbatch, generally, Nuvectra will be entitled to control any tax proceedings (or portion thereof) to the extent that it is liable for the taxes or adjustments at issue and provided Nuvectra acknowledges in writing its obligation to indemnify Greatbatch for the taxes or adjustments at issue. However, in regard to any tax proceedings where the taxes or adjustments at issue relate to whether the Spin-off qualifies under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code as a tax-free transaction, Nuvectra and Greatbatch will jointly control and defend the tax proceedings, provided the Company acknowledges in writing its obligation to indemnify Greatbatch for the tax at issue. The Tax Matters Agreement further provides for cooperation between Nuvectra and Greatbatch with respect to tax matters, including the exchange of information and the retention of records that may affect the Company’s respective tax liabilities.

The Tax Matters Agreement requires that Nuvectra and Greatbatch will not take, or fail to take, any action that (i) prior to the second anniversary of the Tax Matters Agreement, would reasonably be likely to be inconsistent with or cause to be untrue any covenant, representation or material statement in any tax opinion obtained by Greatbatch or (ii) would preclude the Spin-off from qualifying under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended, as a tax-free transaction for Nuvectra, Greatbatch and Greatbatch’s stockholders.

In addition, to preserve the tax-free treatment to Greatbatch of the Spin-off, for two years following the Spin-off, Nuvectra generally is restricted, except in specified circumstances, from:

●

causing or permitting to occur any transaction or series of transactions, subject to certain exceptions provided under the U.S. federal income tax rules, in connection with which one or more persons would (directly or indirectly) acquire an interest in Nuvectra’s capital stock that, when combined with any other acquisition of an interest in Nuvectra’s capital stock that occurs after the Spin-off, comprises 30% or more of the value or the total combined voting power of all interests that are treated as outstanding equity of Nuvectra for U.S. federal income tax purposes immediately after such transaction or, in the case of a series of related transactions, immediately after any transaction in such series;

●	transferring, selling or otherwise disposing of 35% or more of Nuvectra’s gross assets if such transfer, sale or other disposition would violate the IRS’ rules and regulations;
●	liquidating Nuvectra’s business; or
●	ceasing to maintain Nuvectra’s active business.

Moreover, Greatbatch generally is liable for and will indemnify Nuvectra for any taxes arising from the Spin-off or certain related transactions that are imposed on the Company, Greatbatch or its subsidiaries. However, Nuvectra remains liable for and will indemnify Greatbatch for any such taxes to the extent such taxes result from certain actions or failures to act as described above by Nuvectra that occur after the Spin-off. Nuvectra’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap.

The foregoing description of the Tax Matters Agreement is not complete and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is filed as Exhibit 10.2 to this Current Report and incorporated by reference into this Item 1.01.

Employee Matters Agreement

On March 14, 2016, the Company and Greatbatch entered into an Employee Matters Agreement, which generally provides that Nuvectra and Greatbatch each have responsibility for its employees (the “Employee Matters Agreement”). The Employee Matters Agreement also contains provisions concerning benefit protection for both Greatbatch’s and Nuvectra’s employees, treatment of Greatbatch stock options, restricted stock and restricted stock units outstanding at the time of the Spin-off, and cooperation between the Company and Greatbatch in the sharing of employee information and maintenance of confidentiality. With respect to former employees, the Employee Matters Agreement provides that, unless otherwise specified, Greatbatch will be responsible for liabilities associated with former employees who worked for a business that continues to be owned by Greatbatch, and Nuvectra will be responsible for liabilities associated with former employees who worked for a business that is now owned by the Company.

In general, Nuvectra’s employees previously participated in various retirement, health and welfare, and other employee benefit plans through Greatbatch. Pursuant to the Employee Matters Agreement, the Company and Greatbatch each retain responsibility for its respective current employees and compensation plans. Nuvectra’s employees participate in retirement, health and welfare plans that the Company has established and will maintain, which may contain benefits that are different than those previously provided by Greatbatch.

The Employee Matters Agreement provides for the conversion of all awards outstanding as of the Spin-off that were granted under Greatbatch’s equity compensation plans (whether held by Greatbatch or Nuvectra employees or other participants) into adjusted awards based on both shares of Greatbatch common stock and Nuvectra common stock. For purposes of award vesting, continued employment or service with Greatbatch or Nuvectra, as applicable, is treated as continued employment or service for both Greatbatch and Nuvectra awards.

With the exception of holders of performance-based restricted stock units that became employees of Nuvectra, holders of Greatbatch restricted stock or restricted stock units retained those awards and received restricted stock or restricted stock units of Nuvectra. Holders of performance-based restricted stock units that became employees of Nuvectra had their Greatbatch performance-based restricted stock units converted into time-based restricted stock units of Greatbatch and of Nuvectra. In each case, the Greatbatch and Nuvectra awards together were intended to preserve the value of the original Greatbatch restricted stock or restricted stock units as measured immediately before and immediately after the Spin-off. The original Greatbatch restricted stock and restricted stock units and the newly received Nuvectra restricted stock and restricted stock units are subject to substantially the same terms, vesting conditions and other restrictions as applied to the original Greatbatch restricted stock and restricted stock units immediately before the Spin-off.

Each Greatbatch stock option was converted into an adjusted Greatbatch stock option and a Nuvectra stock option. Together the adjusted Greatbatch stock option and the Nuvectra stock option were intended to preserve the intrinsic value of the original Greatbatch stock option as measured immediately before and immediately after the Spin-off. The Nuvectra stock option will allow the holder to purchase a number of shares of Nuvectra common stock based upon the distribution ratio. The adjusted Greatbatch stock options and the Nuvectra stock options are subject to substantially the same terms, vesting conditions, post-termination exercise rules, and other restrictions that applied to the original Greatbatch stock option immediately before the Spin-off.

The foregoing description of the Employee Matters Agreement is not complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement, which is filed as Exhibit 10.3 to this Current Report and incorporated by reference into this Item 1.01.

Supply Agreement

On March 14, 2016, Nuvectra entered into a Supply Agreement with Greatbatch pursuant to which Greatbatch will manufacture and supply, and the Company will purchase, fully assembled Algovita systems and most of the products, parts and components necessary for the production and assembly of Algovita systems exclusively from Greatbatch (the “Supply Agreement”). In addition, during the term of the Supply Agreement, to the extent that Nuvectra desires to have a product or component manufactured that incorporates any of the intellectual property that Nuvectra licenses to Greatbatch and such product or component will be used in the neurostimulation (“NeuroStim”) field of use, the Company will purchase such product or component exclusively from Greatbatch. Furthermore, to the extent that the product or component will be used in the NeuroStim field of use, but does not incorporate any of the intellectual property that Nuvectra licenses to Greatbatch, the Company must provide Greatbatch with a right of first refusal to match the terms of any third party supplier’s manufacturing proposal before entering into any definitive supply agreement with that third party with respect to such product or component.

The initial term of the Supply Agreement is in effect until November 20, 2020, which is the fifth anniversary of the United States Food and Drug Administration’s (the “FDA”) approval permitting sales of Algovita systems in the United States. The Supply Agreement will thereafter renew automatically for successive one year terms, unless Nuvectra or Greatbatch provides the other party notice of non-renewal at least three months prior to the end of such term. During the 180-day period prior to the expiration of the term and continuing until the date that is six months following the expiration of the term, if Nuvectra intends to seek to purchase from a third party the Company’s requirements for any products, parts or components previously purchased under the Supply Agreement, Nuvectra must give Greatbatch notice of that fact prior to taking any steps towards engaging a third party, and thereafter negotiate exclusively and in good faith with Greatbatch for a period of 90 days with respect to that purchase. If these negotiations do not result in a definitive agreement, Nuvectra must thereafter provide Greatbatch with a right of first refusal to match the terms of any third party supplier’s proposal before entering into any definitive supply agreement with that third party.

The Supply Agreement contains general terms and provisions, including with respect to (i) part and component specifications, forecast planning and lead time requirements, (ii) delivery, payment and inspection requirements, (iii) warranty and indemnity provisions and (iv) quality requirements. Any intellectual property developed from the collaboration between Nuvectra and Greatbatch under the Supply Agreement will be owned jointly by Nuvectra and Greatbatch, and will be subject to a joint determination by the Company and Greatbatch as whether to prosecute a patent with respect to such intellectual property.

The foregoing description of the Supply Agreement is not complete and is qualified in its entirety by reference to the full text of the Supply Agreement, which is filed as Exhibit 10.4 to this Current Report and incorporated by reference into this Item 1.01.

Product Component Agreement

On March 14, 2016, Nuvectra and Greatbatch entered into a Product Component and Framework Agreement providing Greatbatch with the exclusive right to supply the Company with products, parts and components necessary for production of future sacral nerve stimulation (“SNS”) or deep brain stimulation (“DBS”) neurostimulation devices that Nuvectra may seek to commercialize (the “Product Component Agreement”). With respect to each of the Company’s future SNS and DBS neurostimulation devices, the term during which Nuvectra will be required to purchase products, parts and components exclusively from Greatbatch will run from the date of substantial completion of the development of a device until the fifth anniversary of the date of FDA approval permitting commercial sales of such device in the United States or, with respect to any product that is never to be sold in the United States, the fifth anniversary of the regulatory approval necessary to permit commercial sale of such product outside of the United States. Upon substantial completion of the development of any SNS and DBS neurostimulation device, Nuvectra will negotiate exclusively and in good faith with Greatbatch for a period of 120 days regarding entry into a definitive manufacturing and supply agreement with respect to such device, which manufacturing and supply agreement will contain terms, including with respect to profit margins, warranty periods and indemnification obligations, that are substantially similar to the terms of the Supply Agreement. If Nuvectra and Greatbatch are unable to execute a manufacturing and supply agreement during the 120-day negotiation period, Nuvectra will be free to negotiate a manufacturing and supply agreement with respect to such device with a third party but will be required to provide Greatbatch with a right of first refusal to match the terms of such third party supplier’s proposal before entering into any definitive supply agreement with such third party.

The foregoing description of the Product Component Agreement is not complete and is qualified in its entirety by reference to the full text of the Product Component Agreement, which is filed as Exhibit 10.5 to this Current Report and incorporated by reference into this Item 1.01

Nuvectra Licenses and NeuroNexus License

On March 14, 2016, Nuvectra and Greatbatch entered into both a Restricted License Agreement (the “Restricted License”) and an Unrestricted License Agreement (the “Unrestricted License” and together with the Restricted License, the “Nuvectra Licenses”). Also, on March 13, 2016, NeuroNexus Technologies, Inc., a Michigan corporation wholly-owned by the Company (“NeuroNexus”), entered into a License Agreement with Greatbatch (the “NeuroNexus License”).

Nuvectra Licenses. Under the terms of the Restricted License, Nuvectra granted Greatbatch a perpetual, non-exclusive, worldwide license to use, make, have made, offer to sell, sell, distribute and import specified intellectual property (which includes patents, patent applications and other intellectual property rights) underlying Nuvectra’s neurostimulation technology platform only for applications outside of the neurostimulation fields of use. Under the terms of the Unrestricted License, Nuvectra granted Greatbatch a perpetual, non-exclusive, worldwide license to use, make, have made, offer to sell, sell, distribute and import other specified intellectual property (which includes patents, patent applications and other intellectual property rights) underlying Nuvectra’s neurostimulation technology platform for any application. Under the terms of each of the Nuvectra Licenses, Greatbatch is required to pay the Company a nominal royalty fee of $100 per year and is permitted to sublicense its rights to third parties in its sole discretion. Further, pursuant to the terms of each of the Nuvectra Licenses, Greatbatch has agreed that it will not challenge the validity of, or take any material and documented step to support any proceeding that is intended to invalidate or otherwise limit the scope of, any of the intellectual property licensed under such agreement. Under each of the Nuvectra License, all rights with respect to any improvements that incorporate the licensed intellectual property that were conceived of or developed solely by Greatbatch during the term of such license will be the sole and exclusive property of Greatbatch. In addition, under the terms of each of the Nuvectra Licenses, Nuvectra is required to indemnify Greatbatch, subject to a per occurrence and aggregate limitation of liability provision, against damages and other costs, other than any incidental, special, punitive or consequential damages (including lost profits) or any damages arising from Greatbatch’s gross negligence or willful misconduct, from any third party claims arising out of or relating to (i) Nuvectra’s breach of any representation, warranty, covenant or obligation under such license agreement or (ii) any claim for patent or other intellectual property infringement resulting from Greatbatch’s use of such licensed intellectual property, except for certain claims that are based solely upon the combination of the licensed intellectual property with other products or equipment that do not incorporate the licensed intellectual property, customization of a product incorporating the licensed intellectual property by Greatbatch or any other third party or modification of a product incorporating the licensed intellectual property by Greatbatch that is not authorized by the Company. Each Nuvectra License may be terminated by either party in the event of a material breach of such agreement by the other party (subject to customary cure periods) or the other party’s bankruptcy or insolvency.

NeuroNexus License. Under the NeuroNexus License, NeuroNexus granted Greatbatch a perpetual, non-exclusive, worldwide, royalty-free license to use, make, have made, offer to sell, sell, distribute and import NeuroNexus’ patents, patent applications and other intellectual property outside of the neurostimulation fields of use. The NeuroNexus License provides Greatbatch with the right to sublicense its rights to third parties upon written approval from NeuroNexus, which approval may not be unreasonably withheld. All rights to any improvements incorporating the licensed intellectual property conceived of or made solely by Greatbatch during the term of the NeuroNexus License will be the sole and exclusive property of Greatbatch. The NeuroNexus License may be terminated by NeuroNexus in the event of a material breach by Greatbatch (subject to customary cure periods), bankruptcy or insolvency of Greatbatch or Greatbatch taking, directly or indirectly, any material and documented steps with the effect of invalidating any of the licensed NeuroNexus intellectual property.

The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Restricted License, the Unrestricted License, and the NeuroNexus License, which are filed as Exhibit 10.6, Exhibit 10.7 and Exhibit 10.8, respectively, to this Current Report and incorporated by reference into this Item 1.01.

Sublease Agreement

On March 14, 2016, Nuvectra entered into an Agreement of Sublease with Greatbatch, pursuant to which the Company is subleasing office space from Greatbatch (the “Sublease Agreement”). The Sublease is for 11,600 square feet of office space in Plano, Texas, which is currently Nuvectra’s corporate headquarters. During the term of the Sublease Agreement, the Company will pay Greatbatch annual rent of $200,000. The Sublease Agreement has a term of two years.

The foregoing description of the Sublease Agreement is not complete and is qualified in its entirety by reference to the full text of the Sublease Agreement, which is filed as Exhibit 10.9 to this Current Report and incorporated by reference into this Item 1.01.

Office Lease

On March 14, 2016, Nuvectra entered into an Assignment and Assumption Agreement with Greatbatch pursuant to which Greatbatch assigned to the Company all of its rights and interest as tenant under the Office Lease, dated December 2, 2015, between EOS Development 1 LLC and Greatbatch Ltd. (the “Office Lease”), and the Company accepted such assignment and assumed all obligations as tenant under the Office Lease. The Office Lease is for approximately 13,219 square feet of office space in Broomfield, Colorado. The initial annual rent under the Office Lease is $251,161, which increases periodically over the term of the Office Lease to $290,818 per year. The Office Lease has a term of 78 months commencing on the earlier of April 1, 2016 or the date that the Company first takes possession of the premises.

The foregoing description of the Office Lease is not complete and is qualified in its entirety by reference to the full text of the Office Lease, which is filed as Exhibit 10.10 to this Current Report and incorporated by reference into this Item 1.01.

Loan Agreement

On March 18, 2016, the Company, Algostim LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Algostim”), PelviStim LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“PelviStim”), and NeuroNexus (the Company, Algostim, PelviStim and NeuroNexus, collectively, the “Borrowers”), and Oxford Finance LLC, a Delaware limited liability company, and Silicon Valley Bank, a California corporation (collectively, the “Lenders”), entered into a Loan and Security Agreement (the “Loan Agreement”), pursuant to which the Lenders are providing the Borrowers with credit facilities for the financing of working capital and other business purposes of the Borrowers.

The credit facilities consist of (a) term loan facilities in an aggregate maximum principal amount of $40,000,000 comprised of (i) a $15,000,000 Term Loan A Commitment, which was funded in full at the initial closing under the Loan Agreement, (ii) a $12,500,000 Term Loan B Commitment, which is available for draw December 31, 2016 through June 30, 2017, and (iii) a $12,500,000 Term Loan C Commitment, which is available for draw June 30, 2017 through December 31, 2017 (collectively, the “Term Loans”); and (b) a Revolving Line Commitment in a maximum principal amount of $5,000,000 (the “Revolving Loans” and collectively with the Term Loans, the “Loans”), in each case provided 50% by each Lender severally and not jointly. Availability of the Term Loan B Commitment is subject to the Borrowers achieving consolidated trailing six month revenues of at least $13,500,000, and the availability of the Term Loan C Commitment is subject to the Borrowers achieving consolidated trailing six month revenues of at least $20,000,000. The Borrowers must draw on each Term Loan B and C Commitments within 60 days of achieving the applicable revenue threshold. The Revolving Line Commitment is subject to a borrowing base of 80% of the aggregate amount of eligible accounts receivable of the Borrowers, which advance rate and eligibility criteria may be modified by the Lenders from time to time based on periodic collateral examinations.

The Term Loans bear interest at a floating rate equal to the prime rate plus 4.15%, with a floor of 7.65%. The Borrowers pay monthly accrued interest only on the Term Loans through September 2017 (or March 2018 if the Term Loan B Commitment is funded), and thereafter the Borrowers will pay monthly accrued interest on the Term Loans plus equal payments of principal for 36 months (or 30 months if the Term Loan B Commitment is funded). At the maturity of the Term Loans, all principal on the Term Loans then outstanding, plus an additional 7.75% of the funded loan amounts (the “Final Payment”), will be due and payable. The Revolving Loans bear interest at a floating rate equal to the prime rate plus 3.45%, with a floor of 6.95%. The Borrowers pay monthly accrued interest only on the Revolving Loans until maturity on March 18, 2018, at which time all principal on the Revolving Loans will be due and payable.

At the initial closing under the Loan Agreement, the Borrowers paid a commitment fee of $200,000 for all of the Term Loan A, B and C Commitments, and one-half of a $25,000 commitment fee for the Revolving Loans, with the remaining one-half due and payable on the one year anniversary of the initial closing. The Term Loan B Commitment and the Term Loan C Commitment are subject to a non-use fee of 2% of the amount of such commitment if the commitment becomes available, but the Borrowers decline to borrow Term Loans thereunder. If any Term Loans are voluntarily prepaid prior to their scheduled maturity, the Borrowers must pay, in addition to the Final Payment, a prepayment fee equal to 3% of the prepaid principal if paid in the first year after the initial closing, 2% of the prepaid principal if paid in the second year after the initial closing, and 1% of the prepaid principal if paid thereafter. The Borrowers have agreed to pay the Lenders’ expenses associated with the Loan Agreement up to an aggregate of $60,000.

The Loans are secured by a first priority lien on substantially all of the assets of the Borrowers, including, without limitation, all cash, deposit accounts, accounts receivable, equipment, inventory, contract rights and the Company’s real property located in Blaine, Minnesota, but excluding all intellectual property of the Borrowers (other than accounts receivable and proceeds of intellectual property). The Borrowers’ intellectual property is subject to a negative pledge. The Borrowers must maintain their primary operating and investment accounts with Silicon Valley Bank, which accounts are subject to customary control agreements.

The Loan Agreement contains customary representations and warranties, reporting and other covenants for credit facilities of this kind. If the Lenders fund the Term Loan B Commitment, the Borrowers will be subject to a quarterly financial covenant requiring the Borrowers to achieve consolidated revenues of at least 75% of Nuvectra’s forecasts that have been previously approved by the Lenders. The events of default in the Loan Agreement are customary for credit facilities of this kind, and include failure to pay interest or principal, breaches of affirmative and negative covenants, a material adverse change occurring, and cross defaults to other material agreements of the Borrowers.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.11 to this Current Report and incorporated by reference into this Item 1.01.

Warrants

As a condition to the Lenders’ funding the Loans under the Loan Agreement, concurrently with the funding under the Term Loan A Commitment on March 18, 2016, (i) the Company issued to Oxford Finance LLC a warrant to purchase 56,533 shares of Nuvectra common stock at an exercise price of $ 5.97 per share, which warrant is exercisable until March 18, 2026 (the “Oxford Warrant”), and (ii) the Company issued to Silicon Valley Bank a warrant to purchase initially 56,533 shares of Nuvectra common stock at an exercise price of $ 5.97 per share, which warrant is exercisable until March 18, 2016 (the “Silicon Valley Warrant”). Upon the funding of each of the Term Loan B Commitment and the Term Loan C Commitment, as applicable, the Silicon Valley Warrant will be automatically adjusted so that (i) the number of shares subject to the Silicon Valley Warrant will be increased by an amount equal to the Term Loan made by such Lender multiplied by 4.50%, and divided by a fair market value of Nuvectra common stock determined by then current trading prices, and (ii) the exercise price of such increased shares will be equal to a fair market value of Nuvectra common stock on the date of funding, determined by then current trading prices. The Company has the obligation to issue additional warrants to Oxford Finance LLC upon the funding of each of the Term Loan B Commitment and the Term Loan C Commitment, as applicable, in substantially the same form as the Oxford Warrant with (i) the number of shares subject to such warrant being equal to the amount of the Term Loan made by such Lender multiplied by 4.50%, and divided by a fair market value of Nuvectra common stock determined by then current trading prices, and (ii) the exercise price of such warrant being equal to a fair market value of Nuvectra common stock on the date of issuance determined by then current trading prices.

The foregoing description of the Oxford Warrant and the Silicon Valley Warrant are not complete and are qualified in their entirety by reference to the full text of the Oxford Warrant and the Silicon Valley Warrant, which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report, respectively, and incorporated by reference into this Item 1.01.

Item 2.03	Creation of Financial Obligation.

The information regarding the Loan Agreement included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Oxford Warrant and the Silicon Valley Warrant included in Item 1.01 above is incorporated by reference into this Item 3.02. The Company relied on exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 thereunder, for the issuance of the Oxford Warrant and the Silicon Valley Warrant to the Lenders.

Item 5.01	Change of Control.

Immediately prior to the Spin-off, Nuvectra was a wholly-owned subsidiary of Greatbatch. On March 14, 2016, Greatbatch completed the Spin-off by distributing 100% of Nuvectra’s issued and outstanding common stock to Greatbatch’s stockholders on the basis of one share of Nuvectra common stock for every three shares of Greatbatch common stock held of record as of the close of business on March 7, 2016, the record date for the distribution. Following completion of the Spin-off, Nuvectra became an independent, publicly traded company. Greatbatch retains no ownership interest in Nuvectra.

The descriptions of the Spin-off included under Item 1.01 of this Current Report and in the Information Statement are incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On March 14, 2016 prior to the Spin-off and in connection with the conversion of the Company into a Delaware corporation, each member of the Board of Managers of the Company resigned from all positions with the Company, and Greatbatch, as the sole stockholder of the Company, appointed eight directors to serve as the Nuvectra Board of Directors. The newly appointed directors of the Nuvectra are (i) Dr. Joseph Miller, Jr., who stepped down from the Greatbatch Board of Directors and is serving as Chairman of the Nuvectra Board, (ii) Scott F. Drees the Company’s President and Chief Executive Officer, (iii) Anthony P. Bihl III, who stepped down from the Greatbatch Board of Directors, (iv) Kenneth G. Hawari; (v) David D. Johnson, (vi) Dr. Fred B. Parks, PhD, (vii) Jon T. Tremmel, and (viii) Thomas E. Zelibor.

Biographical information for each of the directors (other than Scott Drees) can be found in the Information Statement under the section entitled “Management – Our Directors,” which biographical information of each director is incorporated by reference into this Item 5.02. Biographical information for Scott Drees can be found in the Information Statement under the section entitled “Management – Our Executive Officers,” which biographical information of Scott Drees is incorporated by reference into this Item 5.02.

The Nuvectra’s Board of Directors is constituted into three classes, as follows:

●

Class I: David Johnson, Jon Tremmel and Fred Parks serve in the first class of directors whose terms expire at the first annual meeting of Nuvectra stockholders following the Spin-off, which the Company expects to hold in 2017;

●

Class II: Kenneth Hawari, Thomas Zelibor and Anthony Bihl serve in the second class of directors whose terms expire at the second annual meeting of Nuvectra stockholders following the Spin-off, which the Company expects to hold in 2018; and

●

Class III: Joseph Miller and Scott Drees serve in the third class of directors whose terms expire at the third annual meeting of Nuvectra stockholders following the Spin-off, which the Company expects to hold in 2019.

Commencing with the first annual meeting of stockholders following the Spin-off, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years.

Nuvectra’s Board of Directors has three standing committees: (i) the Audit Committee, (ii) the Compensation and Organization Committee and (iii) the Governance and Nomination Committee.

●

David Johnson, Kenneth Hawari and Anthony Bihl are members of the Audit Committee, with Mr. Johnson serving as Chair. The Board of Directors has determined that each member is independent under SEC rules and NASDAQ Listing Rules applicable to audit committee members, and that David Johnson qualifies as an “audit committee financial expert” for purposes of the rules of the SEC.

●

Anthony Bihl, Fred Parks, and Thomas Zelibor are members of the Compensation and Organization Committee, with Anthony Bihl serving as Chair. The Board of Directors has determined that each of the members are independent under SEC rules and NASDAQ Listing Rules applicable to compensation committee members.

●

Kenneth Hawari, Jon Tremmel, and Thomas Zelibor are members of the Governance and Nomination Committee with Kenneth Hawari serving as Chair. The Board of Directors has determined that each of the members are independent under NASDAQ Listing Rules.

The non-employee directors of Nuvectra will receive compensation for their service as members of the Board of Directors and as members of the committees of the Board of Directors on which they serve. Director compensation is in accordance with the plans and programs more fully described in the Information Statement under the heading “Executive Compensation - Director Compensation,” which is incorporated by reference into this Item 5.02.

There are no arrangements or understandings between any of the Nuvectra directors and any other person pursuant to which such individuals were selected as directors of Nuvectra. There are no transactions involving any of the Nuvectra directors that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Certain Officers

Prior to the completion of the Spin-off, the following individuals were serving as executive officers of Nuvectra and continue to serve in such capacity as of and after the Spin-off:

Name	Position
Scott F. Drees	President, Chief Executive Officer
Walter Z. Berger	Executive Vice President and Chief Financial Officer
Kathy J. Fahey	Executive Vice President of Quality, Regulatory, and Clinical Affairs
Thomas K. Hickman	Executive Vice President of Global Sales and Marketing

Biographical information for Scott Drees and Walter Berger can be found in the Information Statement under the section entitled “Management – Our Officers,” which biographical information is incorporated by reference into this Item 5.02.

Kathy Jo Fahey, age 55, joined the Nuvectra organization as part of QiG Group in 2012 as Executive Vice President of Quality, Regulatory, and Clinical Affairs and is responsible for strategic direction, planning, and management of global quality, regulatory, and clinical affairs for Nuvectra. Ms. Fahey has more than 25 years of medical device experience in quality, regulatory, and clinical trial design for class I, II, and III medical devices, including numerous worldwide approvals. Prior to Nuvectra, she spent time at Respicardia as Sr. Director of Regulatory and Clinical Development and also more than ten years at Medtronic, where she held multiple leadership roles in the cardiac rhythm management, structural heart, and neurological businesses. She has a B.A. from the University of Minnesota.

Thomas K. Hickman, age 50, joined the Nuvectra organization as part of QiG Group in 2013 as Executive Vice President of Global Sales and Marketing. Mr. Hickman has more than 20 years of medical device experience in all aspects of sales, marketing and product management. Prior to Nuvectra, he spent more than twelve years with Advanced Neuromodulation Systems (ANS) and, later, St. Jude Medical (SJM) leading to his roles as VP of Product Management and VP of Marketing for Chronic Pain Therapies. During this time at ANS and SJM, he was responsible for the commercialization of multiple product lines and new product introductions. Prior to ANS, Mr. Hickman was a Regional Sales Manager for Genzyme Biosurgery and Territory Manager for Snowden-Pencer. Mr. Hickman has a B.Sc. from the U.S. Military Academy at West Point.

Information regarding the compensation and employment arrangements of Scott Drees and Walter Berger is described in the Information Statement under the heading “Executive Compensation,” which is incorporated by reference into this Item 5.02.

Nuvectra Corporation 2016 Equity Incentive Plan and Award Agreements

Prior to, and in contemplation of, the Spin-off and before the conversion of the Company into a Delaware corporation, the Board of Managers of the Company and Greatbatch, as the sole member of the Company, adopted the Nuvectra Corporation 2016 Equity Incentive Plan (the “Equity Plan”). On March 14, 2016, the newly appointed Nuvectra Board of Directors ratified and confirmed the Equity Plan. The purpose of the Equity Plan is to promote the interests of Nuvectra and its stockholders by providing employees, non-employee directors, and non-employee consultants and service providers of the Company and its subsidiaries with appropriate incentives and rewards to encourage them to enter into or continue in service to the Company and its subsidiaries and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of those employees, non-employee directors, and non-employee consultants and service providers with the interests of the stockholders.

The persons who are eligible to receive incentive awards under the Equity Plan are employees, non-employee consultants, or service providers and non-employee directors of Nuvectra and its subsidiaries. In addition, at the time of the Spin-off any person who held an incentive award granted under a Greatbatch equity incentive award plan also received incentive awards under the Equity Plan in accordance with the terms of the Employee Matters Agreement (the “Spin-off Awards”). The Compensation and Organization Committee administers the Equity Plan and sets out the terms and conditions of all incentive awards under the Equity Plan, including any vesting and vesting acceleration conditions. The Equity Plan provides for the grant of stock options, including incentive stock options, restricted stock, restricted stock units, or RSUs, SARs, and stock bonuses. Incentive awards granted under the Equity Plan may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

The aggregate number of shares of Nuvectra common stock that may be issued pursuant to incentive awards under the Equity Plan is 1,128,410 shares (the “Share Limit”), plus an additional number of shares of Nuvectra common stock equal to the number of shares subject to all of the Spin-off Awards. The Share Limit will increase on the first day of each fiscal year for a period of nine years in an amount equal to four percent (4%) of the total number of shares Nuvectra stock outstanding on the last day of the immediately preceding fiscal year. Other than with respect to Spin-off Awards, shares underlying incentive awards that are forfeited, expire, cancelled or lapse become available for future grants. Shares that are (i) used to pay the exercise price of a stock option, (ii) delivered or withheld to satisfy tax withholding obligations, (iii) covered by a stock-settled stock appreciation right (“SAR”) that are not issued upon settlement of such SAR or (iv) not issued because cash is issued in lieu of shares will, in each case, not be available for future grants. When a stock settled SAR is exercised, the shares subject to a SAR grant agreement will be counted against the shares available for award as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise. Shares issued under the Equity Plan upon the assumption of, or in substitution for, any outstanding awards of an entity acquired in any form of business combination with Nuvectra will not be counted towards the Share Limit.

The Board of Directors may at any time, suspend or terminate the Equity Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval is required if and to the extent required by Exchange Act Rule 16b-3 or by any comparable or successor exemption that the Board of Directors believes it is appropriate for the Equity Plan to qualify, or if and to the extent the Board determines that such approval is appropriate for purposes of satisfying Sections 162(m), 422 or 409A of the Internal Revenue Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. The Equity Plan terminates on the tenth anniversary of its initial effective date, which is March 14, 2026.

The foregoing description of the Equity Plan is not complete and is qualified in its entirety by reference to the full text of the Equity Plan, which is filed as Exhibit 10.12 to this Current Report and incorporated by reference into this Item 5.02.

All incentive awards under the Equity Plan will be set forth in award agreements, which will detail all terms and conditions of the incentive awards, including any applicable vesting and payment terms and post-termination exercise limitations. On March 14, 2016, the Nuvectra Board of Directors approved and adopted the forms of award agreements for the grant under the Equity Plan of (i) non-qualified stock options for employees, (ii) restricted stock units for employees, (iii) non-qualified stock options for non-employee directors and (iv) restricted stock units for non-employee directors, which forms are attached to this Current Report as Exhibits 10.13, 10.14, 10.15, and 10.16, respectively, and are incorporated by reference into this Item 5.02.

Director and Officer Indemnification Agreements

On March 14, 2016, Nuvectra entered into separate indemnification agreements with each of its directors (the “Director Indemnification Agreements”) and certain of its officers (the “Officer Indemnification Agreements”), which contain provisions that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. Subject to certain exceptions, the Director Indemnification Agreements and the Officer Indemnification Agreements generally require Nuvectra, among other things, to indemnify the directors and those officers against liabilities that may arise by reason of their status or service as director or officer of the Company, as the case may be. The Director Indemnification Agreements and the Officer Indemnification Agreements also generally require the Company to advance expenses as they are incurred by the directors and those officers as a result of any proceeding against them as to which they could be indemnified.

The foregoing descriptions of the Director Indemnification Agreements and the Officer Indemnification Agreements are not complete and are qualified in their entirety by reference to the full text of the each, the forms of which are filed as Exhibit 10.17 and Exhibit 10.18, respectively, to this Current Report and incorporated by reference into this Item 5.02.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Spin-off, the Board of Directors of Nuvectra adopted a Code of Ethics and a Code of Ethics for Chief Executive Officer and Senior Financial Officers. Nuvectra’s Code of Ethics and its Code of Ethics for Chief Executive Officer and Senior Financial Officers are available under the Investor Relations section of Nuvectra’s website at nuvectramed.com.

Item 8.01	Other Events.

Conversion, Certificate of Incorporation and Bylaws

On March 14, 2016, the Company, then a Delaware limited liability company named QiG Group, LLC, converted into Nuvectra Corporation, a Delaware corporation, by filing a certificate of conversion (the “Certificate of Conversion”), and a certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware. In connection with the conversion from a Delaware limited liability company to a Delaware corporation, Nuvectra also adopted Bylaws (the “Bylaws”).

The Certificate of Incorporation authorizes the Company to issue two classes of capital stock designated as “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 120,000,000, of which 100,000,000 shares are Common Stock, par value $0.001 per share, and 20,000,000 are Preferred Stock, par value $0.001 per share. Upon the effectiveness of the Certificate of Conversion and the Certificate of Incorporation, all limited liability interests in the Company outstanding were deemed to be 10,258,278 issued and outstanding, fully paid and non-assessable shares of Common Stock. Immediately following the Spin-off, no shares of Preferred Stock were outstanding.

The Board of Directors, without the approval of the Company’s stockholders, has authority to issue shares of Preferred Stock in one or more series and to fix the designation, powers, preferences and rights of one or more series of Preferred Stock, any or all of which may be greater than those of the Common Stock.

The Common Stock is entitled to one vote per share on all matters voted on by the Company’s stockholders, including the election of directors, and, subject to preferences that may be applicable to any outstanding series of Preferred Stock as provided in any resolution adopted by the Board of Directors, the holders of Common Stock possess all voting power. There are no cumulative voting rights. Except with respect to the election of directors, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, voting together as a single class. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes received, even if less than a majority, will be elected.

Summaries of the Certificate of Incorporation, Bylaws and the Certificate of Conversion can be found in the Information Statement under the heading “Description of Nuvectra Capital Stock,” which summaries are incorporated by reference into this Item 8.01 as if restated in full. The foregoing descriptions of the Certificate of Incorporation, Bylaws and the Certificate of Conversion are not complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibits 3.1, 3.2, and 3.3, respectively, to this Current Report and incorporated by reference into this Item 8.01.

Press Release Announcing Completion of the Spin-off

On March 14, 2016, the Company issued a press release announcing the completion of the Spin-off, a copy of which is included with this Current Report as Exhibit 99.2 and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
3.1	Certificate of Incorporation of Nuvectra Corporation
3.2	Bylaws of Nuvectra Corporation
3.3	Certificate of Conversion of Nuvectra Corporation
4.1	Warrant to Purchase Common Stock, dated March 18, 2016, issued to Oxford Finance LLC
4.2	Warrant to Purchase Common Stock, dated March 18, 2016, issued to Silicon Valley Bank
10.1	Transition Services Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
10.2	Tax Matters Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC

10.3	Employee Matters Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
10.4	Supply Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC+
10.5	Product Component and Framework Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC
10.6	Restricted License Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC*
10.7	Unrestricted License Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC*
10.8	License Agreement, dated March 13, 2016, between Greatbatch Ltd. and NeuroNexus Technologies, Inc.*
10.9	Agreement of Sublease, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC
10.10	Office Lease, dated December 2, 2015, by and between EOS Development 1 LLC and Greatbatch Ltd., as assigned by Greatbatch Ltd. to Nuvectra Corporation on March 14, 2016
10.11	Loan and Security Agreement, dated March 18, 2016, among Oxford Finance, LLC, Silicon Valley Bank, Nuvectra Corporation, Algostim, LLC, PelviStim LLC and NeuroNexus Technologies, Inc.
10.12	Nuvectra Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Nuvectra Corporation’s Registration Statement on Form S-8 filed on March 14, 2016)†
10.13	Form of Nonqualified Stock Option Agreement - Employee†
10.14	Form of Restricted Stock Unit Agreement - Employee†
10.15	Form of Nonqualified Stock Option Agreement – Non-Employee Director†
10.16	Form of Restricted Stock Unit Agreement – Non-Employee Director†
10.17	Form of Director Indemnification Agreement†
10.18	Form of Officer Indemnification Agreement†
99.1	Information Statement of Nuvectra Corporation, dated March 2, 2016
99.2	Press Release dated March 14, 2016

*	Nuvectra Corporation hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

+

Confidential treatment is requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

†	Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: March 18, 2016	/s/ Walter Z. Berger
Walter Z. Berger, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
3.1	Certificate of Incorporation of Nuvectra Corporation
3.2	Bylaws of Nuvectra Corporation
3.3	Certificate of Conversion of Nuvectra Corporation
4.1	Warrant to Purchase Common Stock, dated March 18, 2016, issued to Oxford Finance LLC
4.2	Warrant to Purchase Common Stock, dated March 18, 2016, issued to Silicon Valley Bank
10.1	Transition Services Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
10.2	Tax Matters Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC
10.3	Employee Matters Agreement, dated March 14, 2016, between Greatbatch, Inc. and QiG Group, LLC*
10.4	Supply Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC+
10.5	Product Component and Framework Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC
10.6	Restricted License Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC*
10.7	Unrestricted License Agreement, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC*
10.8	License Agreement, dated March 13, 2016, between Greatbatch Ltd. and NeuroNexus Technologies, Inc.*
10.9	Agreement of Sublease, dated March 14, 2016, between Greatbatch Ltd. and QiG Group, LLC
10.10	Office Lease, dated December 2, 2015, by and between EOS Development 1 LLC and Greatbatch Ltd., as assigned by Greatbatch Ltd. to Nuvectra Corporation on March 14, 2016
10.11	Loan and Security Agreement, dated March 18, 2016, among Oxford Finance, LLC, Silicon Valley Bank, Nuvectra Corporation, Algostim, LLC, PelviStim LLC and NeuroNexus Technologies, Inc.
10.12	Nuvectra Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Nuvectra Corporation’s Registration Statement on Form S-8 filed on March 14, 2016) †
10.13	Form of Nonqualified Stock Option Agreement - Employee†
10.14	Form of Restricted Stock Unit Agreement - Employee†
10.15	Form of Nonqualified Stock Option Agreement – Non-Employee Director†
10.16	Form of Restricted Stock Unit Agreement – Non-Employee Director†
10.17	Form of Director Indemnification Agreemen†
10.18	Form of Officer Indemnification Agreement†
99.1	Information Statement of Nuvectra Corporation, dated March 2, 2016
99.2	Press Release dated March 14, 2016

*	Nuvectra Corporation hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

+

Confidential treatment is requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions are omitted and filed separately with the Securities and Exchange Commission.

†	Management contract or compensatory plan arrangement